Exhibit (16)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of R. Jay Gerken, Frances M. Guggino, Robert I. Frenkel, Thomas C. Mandia and Harris C. Goldblat with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as an officer and/or Trustee (as indicated below) of Legg Mason Partners Money Market Trust (the “Trust”) registration statements on Form N-14 (including amendments thereto), with respect to Western Asset Government Money Market Fund, a series of the Trust, to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CAUTION TO THE PRINCIPAL:

Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent “at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public. You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked.

You must:

(1)	act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2)	avoid conflicts that would impair your ability to act in the principal’s best interest;

(3)	keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4)	keep a record or all receipts, payments, and transactions conducted for the principal; and

(5)	disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by the undersigned.

This Power of Attorney DOES NOT revoke any power of attorney previously executed by the undersigned.

WITNESS our hands on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacity(ies) and as of the date indicated below.

/s/ R. Jay Gerken R. Jay Gerken	Trustee and Chairman of the Board	September 24, 2009

Subscribed and sworn to before me, the undersigned notary public, this 24th day of September, 2009.

Notary Public	/s/ Melissa Pena	Melissa Pena Notary Public, State of New York
My commission expires on June 25, 2011		No. 01PE6169676 Qualified in Westchester County Commission Expires June 25, 2011

/s/ Frances M. Guggino Frances M. Guggino	Chief Financial Officer	September 24, 2009
Subscribed and sworn to before me, the undersigned notary public, this 24th day of September, 2009.

Notary Public	/s/ Melissa Pena	Melissa Pena Notary Public, State of New York
My commission expires on June 25, 2011		No. 01PE6169676 Qualified in Westchester County Commission Expires June 25, 2011

/s/ Rainer Greeven Rainer Greeven	Trustee	September 23, 2009
Subscribed and sworn to before me, the undersigned notary public, this 23rd day of September, 2009.

Notary Public	/s/ James G. Gibbs	James G. Gibbs Notary Public, State of New York Qualified in Bronx County
My commission expires on January 16, 2010		No. 01GI5054516 Commission Expires January 16, 2010

Agents:

/s/ R. Jay Gerken R. Jay Gerken	Trustee and Chairman of the Board	September 24, 2009
Subscribed and sworn to before me, the undersigned notary public, this 24th day of September, 2009.

Notary Public	/s/ Melissa Pena	Melissa Pena Notary Public, State of New York
My commission expires on June 25, 2011		No. 01PE6169676 Qualified in Westchester County Commission Expires June 25, 2011

/s/ Frances M. Guggino Frances M. Guggino	Chief Financial Officer	September 24, 2009
Subscribed and sworn to before me, the undersigned notary public, this 24th day of September, 2009.

Notary Public	/s/ Melissa Pena	Melissa Pena Notary Public, State of New York
My commission expires on June 25, 2011		No. 01PE6169676 Qualified in Westchester County Commission Expires June 25, 2011

/s/ Robert I. Frenkel Robert I. Frenkel	Secretary and Chief Legal Officer	September 24, 2009
Subscribed and sworn to before me, the undersigned notary public, this 24th day of September, 2009.

Notary Public	/s/ Melissa Pena	Melissa Pena Notary Public, State of New York
My commission expires on June 25, 2011		No. 01PE6169676 Qualified in Westchester County Commission Expires June 25, 2011

/s/ Thomas C. Mandia Thomas C. Mandia	Assistant Secretary	September 24, 2009
Subscribed and sworn to before me, the undersigned notary public, this 24th day of September, 2009.

Notary Public	/s/ Melissa Pena	Melissa Pena Notary Public, State of New York
My commission expires on June 25, 2011		No. 01PE6169676 Qualified in Westchester County Commission Expires June 25, 2011

/s/ Harris C. Goldblat Harris C. Goldblat	Assistant Secretary	September 24, 2009
Subscribed and sworn to before me, the undersigned notary public, this 24th day of September, 2009.

Notary Public	/s/ Melissa Pena	Melissa Pena Notary Public, State of New York
My commission expires on June 25, 2011		No. 01PE6169676 Qualified in Westchester County Commission Expires June 25, 2011

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of R. Jay Gerken, Frances M. Guggino, Robert I. Frenkel, Thomas C. Mandia and Harris C. Goldblat with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as an officer and/or Trustee (as indicated below) of Legg Mason Partners Money Market Trust (the “Trust”) registration statements on Form N-14 (including amendments thereto), with respect to Western Asset Government Money Market Fund, a series of the Trust, to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by the undersigned.

This Power of Attorney DOES NOT revoke any power of attorney previously executed by the undersigned.

This Power of Attorney has not been executed in the State of New York.

WITNESS our hands on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacity(ies) and as of the date indicated below.

/s/ R. Jay Gerken R. Jay Gerken	Trustee and Chairman of the Board	September 24, 2009

/s/ Frances M. Guggino Frances M. Guggino	Chief Financial Officer	September 24, 2009

/s/ Elliott J. Berv Elliott J. Berv	Trustee	September 28, 2009

/s/ A. Benton Cocanougher A. Benton Cocanougher	Trustee	September 24, 2009

/s/ Jane F. Dasher Jane F. Dasher	Trustee	September 24, 2009

/s/ Mark T. Finn Mark T. Finn	Trustee	September 24, 2009

/s/ Stephen R. Gross Stephen R. Gross	Trustee	September 21, 2009

/s/ Richard E. Hanson, Jr. Richard E. Hanson, Jr.	Trustee	September 21, 2009

/s/ Diana R. Harrington Diana R. Harrington	Trustee	September 21, 2009

/s/ Susan M. Heilbron Susan M. Heilbron	Trustee	September 21, 2009

/s/ Susan B. Kerley Susan B. Kerley	Trustee	September 20, 2009

/s/ Alan G. Merten Alan G. Merten	Trustee	September 22, 2009

/s/ R. Richardson Pettit R. Richardson Pettit	Trustee	September 24, 2009